Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Smith Micro Software, Inc. of our report dated March 5, 2026, relating to the consolidated financial statements of Smith Micro Software, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, California

July 10, 2026